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                                                                    EXHIBIT 22.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation in this Registration Statement on Form S-1 of our report dated April 5, 1996, on our audit of the financial statements of Klein, Maus & Shire, Inc (formerly Khan, Edwards & Company) as of December 31, 1995 and for year then ended. We also consent to the reference to our firm under the caption "Experts."




HAGAN & BURNS CPAs, PC



New York, New York
December 30, 1998